UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 11, 2012, the Bank announced that it will repurchase up to $700 million of subclass B1 membership excess capital stock and B2 activity-based excess capital stock on May 30, 2012. The amount of excess stock to be repurchased from any individual shareholder will be based on the shareholder's total excess capital stock as of May 29, 2012, and an allocation methodology described in the notice. Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the form notice.

Item 8.01. Other Events.

On May 11, 2012, the board of directors of the Bank declared an annualized dividend rate for the first quarter of 2012 equal to 1.51 percent. Attached as Exhibit 99.3 to this Current Report on Form 8-K is a copy of the related press release.

Item 9.01. Exhibits.
99.1	Form of Notice to Current Shareholders, dated May 11, 2012
99.2	Press Release, dated May 11, 2012, regarding first quarter 2012 dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: May 11, 2012	By: _/s/ Kirk R. Malmberg__________
Kirk R. Malmberg
Executive Vice President and
Chief Financial Officer